UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934 (Amendment No.       )
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☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material under to §240.14a-12
Professional Veterinary Products, Ltd.

(Name of Registrant as Specified In Its Charter)
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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
 to be held on January 8, 2010, for Professional Veterinary Products, Ltd.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/pvpl. To exercise your right to vote while visiting this site, you will need the 12 digit control number in the box below. This notice is not a ballot and cannot be used to vote.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2010 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before December 30, 2009.

View Proxy Materials and Annual Report Online at www.proxydocs.com/pvpl A convenient way to view proxy materials and VOTE!

To view your proxy materials online, go to www.proxydocs.com/pvpl. Have the 12 digit control number available when you access the website and follow the instructions.

Material may be requested by one of the following methods:

INTERNET
www.investorelections.com/pvpl

TELEPHONE
(866) 648-8133

*E-MAIL
paper@investorelections.com
* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

You must use the 12 digit control number
located in the shaded gray box below.

ACCOUNT NO.	SHARES

Professional Veterinary Products, Ltd. Notice of Annual Meeting

Date: Friday, January 8, 2010 Time: 10:00 A.M. (Central Time) Place: 10077 S. 134th St., Omaha, Nebraska 68138
The purpose of the Annual Meeting is to take action on the following proposal:
Proposal One – Election of Class I Directors. Director nominees are Eileen Sam Holly Morris, D.V.M., District 3 and Thomas E. Wakefield, D.V.M., District 7.
The Board of Directors recommends that you vote FOR each of the Class I Directors.
Should you require directions to the annual meeting, please call (402) 331-4440.
Vote In Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the annual meeting. Additionally, a shareholder who has submitted a proxy before the meeting may revoke that proxy in person at the annual meeting.